PRESS RELEASE - OCTOBER 27, 2003            FOR IMMEDIATE RELEASE

1st STATE BANCORP, INC.                     FOR MORE INFORMATION CONTACT:
                                                   JAMES C. McGILL
                                                   (336) 227 - 8861

              1st STATE BANCORP, INC. ANNOUNCES INCREASED EARNINGS

BURLINGTON, NORTH CAROLINA     1st STATE BANCORP, INC.            (NASDAQ: FSBC)


1st State Bancorp, Inc. (Nasdaq: FSBC), the parent holding company for 1st State Bank, has reported earnings for the quarter and year ended September 30, 2003.


Net income for the year ended September 30, 2003 increased 3.1% to $3,920,000, from net income of $3,802,000 earned in the year ended September 30, 2002. Basic and diluted earnings per share increased to $1.39 and $1.33 per share, respectively, for the current year, from $1.25 and $1.21 per share, respectively, for the prior year. The increase in the basic and diluted earnings per share was favorably impacted by the Company's stock repurchase plan which was approved in August 2002. Since that date, 317,630 shares have been repurchased which represent 9.7% of shares issued.


The improvement in earnings for the year ended September 30, 2003 was attributable to increased non-interest income which was offset partially by decreased net interest income. Strong refinancing activity fueled by low interest rates produced record volumes of mortgage loan originations and sales during the current year. These loan sales substantially boosted the Company's mortgage banking income to $1.9 million for the year ended September 30, 2003, an increase of $800,000 over the $1.1 million reported in the prior year. The Company's net interest income for the year ended September 30, 2003 was $11.6 million, a decrease of $700,000 from the $12.3 million reported in the prior year. Earnings continue to be negatively impacted by the historically low interest rates which have compressed the Company's net interest margin. The Company's net interest margin has decreased 21 basis points to 3.54% for the current year from 3.75% in the prior year.


Net income for the quarter ended September 30, 2003 was $952,000 or basic and diluted earnings per share of $0.34 and $0.32, respectively. These results compare with net income of $1,047,000 or basic and diluted earnings per share of $0.34 and $0.33, respectively, for the prior year's quarter. Basic and diluted earnings per share were favorably impacted by the Company's stock repurchase plan which was approved in August 2002. The $95,000 decrease in net income resulted primarily from decreased net interest income and increased operating expenses which were partially offset by increased non-interest income. For the quarter ended September 30, 2003, the Company's net interest margin was 3.40%, a decrease of 60 basis points from the 4.00% for the prior year's quarter. This decrease reflects the impact of a declining interest rate environment in which interest earning assets reprice faster than liabilities due to the asset sensitive nature of the Company's balance sheet. The increase in non-interest income resulted primarily from increased mortgage banking income and increased loan originations and sales. Operating expenses increased 5.4% over the prior year.


At September 30, 2003, 1st State Bancorp, Inc. had total assets of $363 million, deposits of $263 million and stockholders' equity of $62.7 million. The book value per share of common stock was $21.10 per share at September 30, 2003.


1st State Bancorp, Inc., through its subsidiary 1st State Bank, currently services its customers from seven full service banking offices in Alamance County.


This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, the impact of interest rates on financing issues. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.


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1st STATE BANCORP, INC. (NASDAQ: FSBC)
SUMMARY OF FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA:                                                          SEP 30,                            SEP 30,
(IN THOUSANDS - UNAUDITED)                                                          2003                               2002
Total assets                                                                     $ 362,640                          $ 350,469
Loans receivable, net                                                              225,725                            220,047
Loans held for sale                                                                    645                              6,798
Investment securities                                                              111,171                             89,686
Cash and cash equivalents                                                            9,359                             18,865
Deposit accounts                                                                   262,712                            260,667
Advances from Federal Home Loan Bank                                                31,500                             20,000
Dividend payable                                                                       297                                241
Total stockholders' equity                                                          62,701                             61,569



SELECTED OPERATING DATA:                                              THREE MONTHS ENDED                    YEAR ENDED
(IN THOUSANDS - UNAUDITED)                                         9/30/2003       9/30/2002        9/30/2003         9/30/2002
Interest income                                                    $ 4,122           4,987             17,209          20,062
Interest expense                                                     1,267           1,682              5,592           7,773
                                                                    ------          ------             ------          ------
Net interest income                                                  2,855           3,305             11,617          12,289

Provision for loan losses                                               60              60                240             240
                                                                    ------          ------             ------          ------
Net interest income after
   provision for loan losses                                         2,795           3,245             11,377          12,049

Non-interest income                                                    958             534              3,588           2,753
Non-interest expense                                                 2,276           2,160              8,802           8,846
                                                                    ------          ------             ------          ------

Income before taxes                                                  1,477           1,619              6,163           5,956

Income tax expense                                                     525             572              2,243           2,154
                                                                    ------          ------             ------          ------

Net income                                                             952           1,047              3,920           3,802
                                                                    ======          ======             ======          ======
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PER SHARE DATA:                                                        THREE MONTHS ENDED                   YEAR ENDED
(UNAUDITED)                                                        9/30/2003      9/30/2002          9/30/2003        9/30/2002

Basic earnings per share                                            $ 0.34          $ 0.34             $ 1.39          $ 1.25
Diluted earnings per share                                            0.32            0.33               1.33            1.21
Average shares outstanding - basic                               2,808,409       3,051,947          2,811,200       3,034,415
Average shares outstanding - diluted                             2,944,793       3,150,118          2,938,598       3,154,198
Cash dividends per share                                            $ 0.10          $ 0.08             $ 0.38          $ 0.32
Book value at September 30                                         $ 21.10         $ 20.46
Shares outstanding at September 30                               2,971,977       3,008,682

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INTEREST MARGIN                                                     THREE MONTHS ENDED                       YEAR ENDED
(% OF AVERAGE ASSETS - UNAUDITED)                                 9/30/2003         9/30/2002        9/30/2003         9/30/2002

Yield on interest earning assets                                     4.90%           6.04%              5.25%           6.12%
Cost of interest bearing liabilities                                 1.87%           2.53%              2.11%           2.92%
Interest rate spread                                                 3.03%           3.51%              3.14%           3.20%

Net interest income as a percentage of average
   interest earning assets                                           3.40%           4.00%              3.54%           3.75%



ASSET QUALITY                                                                  SEP 30,                            SEP 30,
(UNAUDITED)                                                                    2003                               2002

Allowance for loan losses to gross loans
    held for investment                                                         1.68%                              1.67%
Nonperforming assets to total assets                                            1.17%                              1.25%
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